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                              INDEMNIFICATION AGREEMENT



    This Indemnification Agreement ("AGREEMENT") is made as of this ____ day of _____________, 19__, by and between Myo Diagnostics, Inc., a California corporation (the "COMPANY"), and _________________________________
("INDEMNITEE").


                                   R E C I T A L S


    A. The Company and Indemnitee recognize that the vagaries of public policy and the interpretation of ambiguous statutes, regulations and court opinions are too uncertain to provide the Company's officers, directors, employees and other agents with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company.

    B. The Company and Indemnitee recognize that the cost of defending against lawsuits resulting from the performance of their duties in good faith for the Company, whether or not meritorious, is typically beyond the financial resources of most officers, directors, employees and other agents of the Company.

    C. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risk at the same time that the availability and coverage of liability insurance has been severely limited.

    D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers, directors, employees and other agents of the Company, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits bears no reasonable or logical relationship to the amount of compensation received by the Company's officers and directors, and thus poses a significant deterrent to and results in increased reluctance on the part of experienced and capable individuals to serve as officers or directors of the Company.

    E. In order to induce and encourage highly experienced and capable persons such as Indemnitee to serve as officers and/or directors of the Company and to otherwise promote the desirable end that such persons will resist what they consider unjustifiable lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, secure in the knowledge that certain expenses, costs and liabilities incurred by them in their defense of such litigation will be borne by the

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Company and that they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company
(the "BOARD") has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu hereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and the Company's shareholders.

    F. The Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve or continue to serve as an officer or director of the Company; provided, and on the express condition, that he is furnished with the indemnity set forth hereinafter.

    G. The Company and Indemnitee desire that the indemnification rights provided by this Agreement shall be supplemental to, and shall not supersede or replace, any indemnification rights which may be provided by other sources, including without limitation any indemnification which may be provided by the Company pursuant to its bylaws, by contract or by applicable law.


                                  A G R E E M E N T


    The Company and Indemnitee hereby agree as follows:

    1.   INDEMNIFICATION.

         (a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "ACTION") (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent (collectively, "AGENT") of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an Agent or by reason of the fact that Indemnitee is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with such Action if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interest of the Company or subsidiary (as applicable) and, with respect to any criminal action or proceeding,


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had no reasonable cause to believe Indemnitee's conduct was unlawful.  The termination of any action by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interest of the Company, or with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

         (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed Action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an Agent, or by reason of the fact that Indemnitee is or was serving at the request of the Company as an Agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit in such circumstances and to the extent that indemnity is not expressly prohibited by Section 317 of the California General Corporation Law as to the indemnification by a corporation of its agents: (i) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders; or (ii) to the extent that the action or contemplated action seeks monetary damages for breach of Indemnitee's duties to the Company and its shareholders, provided that no indemnification shall be made for any acts or omissions or transactions for which a director may not be relieved of liability pursuant to the exception to Section 204(a)(10) of the California General Corporation Law. For purposes of this Section 1(b), indemnification shall include, to the extent not prohibited by law, indemnification against all judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Action.

         (c) MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Action referred to in subsection (a) or (b) of this Section 1 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

    2.   EXPENSES; INDEMNIFICATION PROCEDURE.

         (a) ADVANCEMENT OF EXPENSES. The Company shall advance all reasonable expenses actually incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Action referenced in
Section 1 hereof (but not amounts actually


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paid in settlement of any such action, suit or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

         (b) NOTICE TO COMPANY BY INDEMNITEE. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which such indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the executive offices of the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         (c)  PROCEDURE.  Any indemnification and advances provided for in
Section 1 and this Section 2 shall be made no later than 45 days after receipt of the written request of Indemnitee. If a claim under this Agreement is not paid in full by the Company within 45 days after a written request for payment therefor has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Action in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under the applicable law for the Company to indemnify Indemnitee, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to subsection (a) of this Section 2 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the intention of the parties that if the Company contests Indemnitee's right to indemnification under this Agreement or applicable law, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its shareholders) to have made a determination that indemnification of Indemnitee is or is not proper in the circumstances because Indemnitee has or has not met the applicable standard of conduct required by this Agreement or by applicable law, nor an actual determination by the Company (including its officers, Board, any committee or subgroup of its Board, independent legal counsel or its shareholders) that Indemnitee has or has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

         (d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to


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the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

         (e) SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceedings against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         (f) EFFECT OF CHANGE IN LAW. Notwithstanding any other provision of this Agreement, in the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         (g) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee from any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

    3. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any Action, but not, however, for the total amount thereof, the Company shall


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nevertheless indemnify Indemnitee for the portion of such expenses, judgements, fines or penalties to which Indemnitee is entitled.

    4. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal or state law, regulation or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under law or public policy to indemnify Indemnitee.

    5. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to law, regulation or court order, to perform its obligations under this Agreement shall be severable as provided in this Section 5. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this entire Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

    6. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

         (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to Actions initiated or brought voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board has approved the initiation or bringing of such suit;

         (b) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any Action initiated by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceedings was not made in good faith or was frivolous; or

         (c) NO DUPLICATION OF PAYMENTS. To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Articles of Incorporation or Bylaws of the Company, contract or otherwise) of the amounts otherwise indemnifiable hereunder. If the Company makes any indemnification payment to Indemnitee in connection with any claim made against Indemnitee and Indemnitee has already received or thereafter receives payments in connection with the same claim, then Indemnitee shall reimburse the


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Company in an amount equal to the lesser of (i) the amount of the payment otherwise received by Indemnitee, and (ii) the full amount of the indemnification payment made by the Company.

    7.   CONSTRUCTION OF CERTAIN PHRASES.

         (a) For purposes of this Agreement, references to the "COMPANY" shall include any successor, resulting, or surviving corporation of the Company.

         (b) For purposes of this Agreement, references to "FINES" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as an Agent of the Company or any subsidiary of the Company which imposes duties on, or involves services by, such Agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "in the best interest of the Company" as referred to in this Agreement.

    8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

    9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

    10.  NOTICE.   Addresses for notice to either party are as shown on the
signature page of this Agreement, or as subsequently modified by written notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked if addressed as provided for on the signature page of this Agreement, unless sooner received, or as subsequently modified by written notice.

    11. ATTORNEYS' FEES. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.


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    12.  CONSENT TO JURISDICTION.  The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the court of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agrees that any action instituted under this Agreement shall be brought only in the state courts of the State of California, or in Federal courts located in such State.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  MYO DIAGNOSTICS, INC.



                                  By:
                                       ------------------------------
                                  Its:
                                       ------------------------------

AGREED TO AND ACCEPTED:

INDEMNITEE:

-----------------------------
(type name)


-----------------------------
(signature)


-----------------------------

-----------------------------
(address)


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